Exhibit 10.2

Stock option plan
2002

UNANIMOUS WRITTEN CONSENT
OF THE BOARD OF DIRECTORS
OF

BIDZ.COM, INC.
A California Corporation

The undersigned, being the sole director of BIDZ.COM, INC., a California corporation (the “Company”), hereby consents to the adoption of the following resolutions:

ADOPTION OF 2002 SPECIAL STOCK OPTION PLAN

WHEREAS, the Board of Directors believes that it is in the beat interests of the Company to adopt the 2002 Special Stock Option Plan for Directors, Executive Officers, Employees and Key Consultants of Bidz.com, Inc., a copy of which is attached to these resolutions as Exhibit A, in order to create additional incentives for the employees of Bidz.com, Inc. and to reward them for their hard and valuable work for the Company.

NOW, THEREFORE, BE IT RESOLVED, that, subject to shareholder ratification, the 2002 Special Stock Option Plan for Directors, Executive Officers, Employees and Key Consultants of Bidz.com, Inc. is hereby adopted effective December 15, 2002 (the “Plan”). A copy of the Plan is attached to these resolutions as Exhibit A. The Plan authorizes the grant of up to 1,500,000 stock options to purchase 1,500,000 shares of the Common Stock of the Company on such terms and conditions as are determined, approved and duly adopted by the Company’s Board of Directors when they are granted.

RESOLVED FURTHER, that the executive officers of the Company are hereby authorized and directed to execute all documents and to take all action which they deem necessary or appropriate in order to cause the Company to adopt the Plan.

GRANT OF STOCK OPTIONS

WHEREAS, the Board of Directors has decided to grant 1,332,000 stock options to purchase 1,332,000 shares of the Common Stock of the Company under the 2002 Special Stock Option Plan for the Directors, Executive Officers, Employees and Key Consultants of Bidz.com, Inc. (the “Plan”) among 127 employees of Bidz.com, Inc.

NOW, THEREFORE, BE IT RESOLVED, that the executive officers of the Company are hereby authorized and directed to execute all documents and take all action which they deem necessary or appropriate in order to grant a total of 1,332,000 stock options (the “Options”) to purchase 1,332,000 shares of the Company’s Common Stock in the respective amounts and to the respective employees of the Company as listed in Exhibit B of these resolutions, pursuant to the form of Stock Option Agreement attached to these resolutions as Exhibit C. Each Option will confer upon the grantee the right to purchase the number of shares of the Company’s Common Stock equal to the number of Options granted for an exercise price of $3.75 per share at any time from December 15, 2002 until December

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15, 2007.  All Options will be vested on the date of grant and will expire on December 15, 2007. The other terms and conditions of the Options will be governed by the Stock Option Agreements.

The foregoing action is hereby taken by the Board of Directors by unanimous written consent without a meeting pursuant to Section 307(b) of the California General Corporation Law.

IN WITNESS WHEREOF, this Unanimous Written Consent has been executed as of the 1st day of December, 2002.

/s/ David Zinberg
David Zinberg, Chairman of the Board of
Directors

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EXHIBIT A

to

CORPORATE RESOLUTION
OF BIDZ.COM, INC.

DECEMBER 15, 2002

2002 SPECIAL STOCK OPTION PLAN FOR
DIRECTORS, EXECUTIVE OFFICERS, EMPLOYEES
AND KEY CONSULTANTS OF BIDZ.COM, INC.

Bidz.com, Inc.
Special 2002 Stock Option Plan
for Directors, Executive Officers, and Employees of
and Key Consultants to Bidz.com, Inc.

1.             Purpose.   The purpose of this Stock Option Plan is to promote the interests of Bidz.com, Inc. (“Company”) and its shareholders by enabling it to offer stock options to better attract, retain, and reward directors, executive officers, and employees of and key consultants to the Company and any other future subsidiaries that may qualify under the terms of this Plan. The goal is to strengthen the mutuality of interests between those persons and the shareholders of the Company by providing those persons with a proprietary interest in pursuing the Company’s long-term growth and financial success.

2.             Definitions.   For purposes of this Plan, the following terms shall have the meanings set forth below.

(a)            “Board” means the Board of Directors of Bidz.com, Inc.

(b)            “Code” means the Internal Revenue Code of 1986, as amended. Reference to any specific section of the Code shall be deemed to be a reference to any successor provision of the Code.

(c)            “Committee” means the administrative committee of this Plan that is provided in Section 1 below.

(d)            “Common Stock” means the common stock of the Company or any security issued in substitution, exchange, or in lieu thereof.

(e)            “Company” means Bidz.com, Inc., a California corporation, or any successor corporation. Except where the context indicates otherwise, the term “Company” shall include its Parent and Subsidiaries.

(f)             “Director” means any person who serves as a member of the Board of Directors of Bidz.com, Inc. “Outside Director” means any person who serves as a member of the Board of Directors of Bidz.com, Inc. and is not a full-time employee of Bidz.com, Inc. or its subsidiaries.

(g)            “Disabled” means permanent and total disability, as defined in Code Section 22(e)(3).

(h)           “Employee” means any person who is employed by Bidz.com, Inc. or any Subsidiary or Parent of the Company on a full or part-time basis, so that they have income taxes withheld and are eligible to participate in employee benefits programs.  Such person shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(i)            “Exchange Act” means the Securities Exchange Act of 1934.

(j)            “Fair Market Value” per share means, on any given date:

(1)             The last sale price of the Common Stock on the National Association of Securities Dealers Automated Quotation National Market System (“NMS”) or in case no such reported sale takes place, the average of the closing bid and ask prices on such date; or

(2)             If not quoted on the NMS, the average of the closing bid and ask prices of the Common Stock on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or any comparable system; or

(3)             If not quoted on any system, the fair market value indicated by the last appraisal of the Company by a professional appraiser or certified public accounting firm; or

(4)             If not quoted on any system or valued by appraisal, the fair market value determined by the Company’s Board of Directors in good faith.

(k)           “Insider” means a person who is subject to the provisions of Section 16 of the Exchange Act.

(l)            “Key Consultant” means a person who is engaged by Bidz.com, Inc. or its Subsidiaries as a non-employee to perform tasks on a contractual basis over a sufficient period of time that he or she satisfies the eligibility criteria set forth by the Securities and Exchange Commission for a non-employee to participate in a registered stock option plan.

(m)          “Officer” is an employee of Bidz.com, Inc. or its Subsidiaries who is granted the authority to commit the corporation to binding agreements and to function as one of the executives of Bidz.com, Inc. or its Subsidiaries.

(n)           “Option” means a stock option granted under this Plan and evidenced by an executed Stock Option Agreement between the Company and the Optionee.

(o)           “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations (other than the Company) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, as determined in accordance with the rules of Section 424(e) of the Code.

(p)           “Participant” means a person who has been granted an Option.

(q)           “Plan” means this Bidz.com, Inc. Special 2002 Stock Option Plan for Directors, Executive Officers, and Employees of and Key Consultants to Bidz.com, Inc. and its Subsidiaries, as it may be amended from time to time.

(r)            “Securities Act” means the Securities Act of 1933, as amended.

(s)           “Severance” means, with respect to a Participant, the termination of the Participant’s provision of services to the Company as an employee and officer and director and consultant, as the case may be, whether by reason of death, disability, or any other reason. A Participant who is on a leave of absence that exceeds ninety (90) days will be considered to have incurred a Severance on the ninety-first (91st) day of the leave of absence, unless the Participant’s rights to reemployment or reappointment are guaranteed by statute or contract.

(t)            “Subsidiary” means any corporation or entity in which the Company, directly or indirectly, controls fifty percent (50%) or more of the total voting power of all classes of its stock having voting power, as determined in accordance with the rules of Code Section 424(f).

(u)           “Ten Percent Shareholder” means any person who owns (after taking into account the constructive ownership rules of Section 424(d) of the Code) more than ten percent (10%) of the stock of the Company.

3.             Administration.

(a)            This Plan shall be administered by a Committee appointed by the Board. The Board may remove members from, or add members to, the Committee at any time.

(b)            The Committee shall be composed of the members of the Compensation Committee of the Company’s Board of Directors and any other members that the Board of Directors sees fit to appoint.

(c)            The Committee may conduct its meetings in person or by telephone.  A majority of the members of the Committee shall constitute a quorum, and any action shall constitute action of the Committee if it is authorized by:

(i)            A majority of the members present at any meeting; or

(ii)           The unanimous consent of all of the members in writing without a meeting.

(d)            The Committee is authorized to interpret this Plan and to adopt rules and procedures relating to the administration of this Plan. All actions of the Committee in connection with the interpretation and administration of this Plan shall be binding upon all parties.

(e)            The Committee may designate persons other than members of the Committee to carry out its responsibilities under such conditions and limitations as it may prescribe, except that the Committee may not delegate its authority with regard to the granting of Options to Insiders.

(f)             Subject to the limitations of Section 12 below, the Committee is expressly authorized to make such modifications to this Plan as are necessary to effectuate the intent of this Plan as a result of any changes in the tax, accounting, or securities laws treatment of Participants and the Plan.

4.             Duration of Plan.

(a)            This Plan shall be effective as of December 15, 2002, the date of its adoption by the Board.

(b)           This Plan shall terminate on December 15, 2012, except with respect to Options then outstanding.

5.             Number of Shares.

(a)            The aggregate number of shares of Common Stock which may be issued pursuant to this Plan shall be one million five hundred thousand (1,500,000) shares of Common Stock.  This aggregate number may be adjusted from time to time as set forth in Section 13 of this Plan.

(b)            Upon the expiration or termination of an outstanding Option which shall not have been exercised in full, any shares of Common Stock remaining unissued shall again become available for the granting of additional Options.

6.             Eligibility.   Persons eligible for Options under this Plan shall be limited to the directors, executive officers, and employees of and key consultants to Bidz.com. Inc. and its Subsidiaries.

7.            Form of Options.   Options may be granted under this Plan on such terms and in such form as the Committee may approve, which conditions shall not be inconsistent with the provisions of this plan. An Option shall be exercisable at such time or times and be subject to such terms and conditions as may be set forth in the Option. The Committee may modify an existing Option, including the right to:

(i)            Accelerate the right to exercise it;

(ii)           Extend or renew it; or

(iii)          Cancel it and issue a new Option.

No modification may be made to an Option that would impair the rights of the Participant holding the Option without his or her consent.

8.             Issuance of Options.

Stock Options will be granted from time to time in the future on the terms and conditions recommended by the Committee and approved by the Company’s Board of Directors. Each Option shall be evidenced by a written stock option agreement, in form satisfactory to the Committee, executed by the Company and the person to whom such Option is granted.

9.              Vesting Requirement and Performance Threshold.

The vesting requirements, performance thresholds and other terms and conditions of Options which may be granted under this Plan from time to time, if any, will be determined and approved by the Committee and the Board of Directors.

10.           Non-transferability of Options.

(a)             During the lifetime of the Participant, each Option is exercisable only by the Participant.

(b)            No Option under this Plan shall be assignable or transferable, except by will or the laws of descent and distribution.

11.         Adjustments.

(a)             In the event of any change in the capitalization of the Company affecting its Common Stock (e.g., a stock split, reverse stock split, stock dividend, combination, recapitalization, or reclassification), the Committee shall authorize such adjustments as it may deem appropriate with respect to:

(i)            The aggregate number of shares of Common Stock for which Options may be granted under this Plan;

(ii)           The number of shares of Common Stock covered by each outstanding Option; and

(iii)          The exercise price per share in respect of each outstanding Option.

(b)            The Committee may also make such adjustments in the event of a spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders.

12.            Amendment and Termination.   The Board may at any time amend or terminate this Plan.

13.            Tax Withholding.

(a)           The Company shall have the right to take such actions as may be necessary to satisfy its tax withholding obligations relating to the operation of this Plan.

(b)           If Common Stock is used to satisfy the Company’s tax withholding obligations, the stock shall be valued based on its Fair Market Value when the tax withholding is required to be made.

14.            No Additional Rights.

(a)           The existence of this Plan and the Options granted hereunder shall not affect or restrict in any way the power of the Company to undertake any corporate action otherwise permitted under applicable law.

(b)             Neither the adoption of this Plan nor the granting of any Option shall confer upon any Participant the right to continue performing services for the Company, nor shall it interfere in any way with the right of the Company to terminate the services of any Participant at any time, with or without cause.

(c)             No Participant shall have any rights as a shareholder with respect to any shares covered by an Option until the date a certificate for such shares has been issued to the Participant following the exercise of the Option.

15.            Securities Law Restrictions.

(a)             No shares of Common Stock shall be issued under this Plan unless the Committee shall be satisfied that the issuance will be in compliance with applicable federal and state securities laws.

(b)             The Committee may require certain investment or other representations and undertakings by the Participant (or other person acquiring the right to exercise the Option by reason of the death of the Participant) in order to comply with applicable law.

(c)           Certificates for shares of Common Stock delivered under this Plan may be subject to such restrictions as the Committee may deem advisable. The Committee may cause a legend to be placed on the certificates to refer to these restrictions.

16.            Employment or Consulting Relationship.   Nothing in the Plan or any Option granted hereunder shall interfere with or limit in any way the right of the Company or any of its Parents or Subsidiaries to terminate any Participant’s employment or consulting at any time, nor confer upon any Participant any right to continue in the employ of, or consult with, the Company or any of its Parents or Subsidiaries.

17.            Market Standoff.   Each Participant, if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act, shall not sell or otherwise transfer any shares of Common Stock acquired upon exercise of Options during a specified period following the effective date of a registration statement of the Company filed under the Securities Act not to exceed six months; provided, however, that such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act after the date of adoption of the Plan which includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. Company may impose stop-transfer instructions with respect to securities subject to the foregoing restriction until the end of such six month period.

18.          Shareholder’s Agreement.   Each Participant who acquires Common Stock through the exercise of Options, if so requested by the Company, shall execute a Shareholder’s Agreement which provides for the disposition of the Common Stock in the event the Participant seeks to dispose of his Common Stock or incurs a Severance.

19.          Indemnification.   To the maximum extent permitted by law, the Company shall indemnify each member of the Board and of the Committee, as well as any other Employee of or Key Consultant to the Company with duties under this Plan, against expenses (including any amount paid in settlement) reasonably incurred by him or her in connection with any claims against him or her by reason of the performance of his or her duties under this Plan, unless the losses are due to the individual’s gross negligence or lack of good faith.

20.          Governing Law.  This Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of California. The venue for any legal proceeding under this Plan will be in the appropriate forum in the County of Los Angeles, State of California.

Date: December 15, 2002	Bidz.com, Inc.
a California Corporation

	By:	/s/ David Zinberg
David Zinberg, Chief Executive Officer, President and Chairman of the Board of Directors